SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                    DATE OF REPORT JUNE 6, 2003, June 6, 2003
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                 June 6, 2003 (DATE OF EARLIEST EVENT REPORTED)



                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



       OKLAHOMA                      1-13726                     73-1395733
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(State or other jurisdiction   (Commission File No.)           (IRS Employer
     of incorporation)                                      Identification No.)


            6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA 73118
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               (Address of principal executive offices) (Zip Code)



                                 (405)848-8000
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              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

         Chesapeake Energy Corporation ("Chesapeake") issued the following press release on June 6, 2003:


                CHESAPEAKE ENERGY CORPORATION DECLARES QUARTERLY
                      COMMON AND PREFERRED STOCK DIVIDENDS

           COMMON STOCK DIVIDEND RAISED 17% FROM ANNUAL RATE OF $0.12
                   PER COMMON SHARE TO $0.14 PER COMMON SHARE

     OKLAHOMA CITY, OKLAHOMA, JUNE 6, 2003 -- Chesapeake Energy Corporation (NYSE:CHK) today announced that its Board of Directors declared a $0.035 per share quarterly common stock dividend that will be paid on July 15, 2003 to common shareholders of record on July 1, 2003, an increase of $0.005 per share from the quarterly dividend paid on April 15, 2003. Chesapeake has approximately 214 million common shares outstanding.

     Chesapeake's Board also declared a quarterly cash dividend on Chesapeake's 6.75% Cumulative Convertible Preferred Stock, par value $0.01. The dividend for the 6.75% preferred stock is payable on August 15, 2003 to preferred shareholders of record on August 1, 2003 at the quarterly rate of $0.84375 per share. Chesapeake has 2.998 million shares outstanding of 6.75% preferred stock with a liquidation value of $149.9 million.

     In addition, Chesapeake's Board declared a quarterly cash dividend on Chesapeake's 6.0% Cumulative Convertible Preferred Stock, par value $0.01. The dividend for the 6.0% preferred stock is payable on September 15, 2003 to preferred shareholders of record on September 2, 2003 at the quarterly rate of $0.75 per share. Chesapeake has 4.6 million shares of 6.0% preferred stock outstanding with a liquidation value of $230 million.

     Chesapeake Energy Corporation is one of the eight largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        CHESAPEAKE ENERGY CORPORATION



                                        BY:   /S/ AUBREY K. MCCLENDON
                                        ---------------------------------------
                                                  AUBREY K. MCCLENDON
                                                  Chairman of the Board and
                                                  Chief Executive Officer


Dated:        June 6, 2003


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